Exhibit 10.32.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of September 26, 2006, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	Sub-section (b) of Section 6.6 entitled “Financial Covenants – Maximum Losses” is hereby amended to read as follows:

(b) Maximum Losses. Not suffer any net loss plus non-cash expenses (except for depreciation and amortization) as indicated in Borrower’s financial statements prepared in accordance with GAAP in excess of (i) $14,000,000 for the quarter ending September 30, 2006, (ii) $9,500,000 for the quarter ending December 31, 2006, and (iii) $5,000,000 for each quarter ending thereafter.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee in the amount of Five Thousand Dollars ($5,000) (“Loan Fee”) plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ISTA PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Lauren Silvernail	By:	/s/ Ryan Incorvaia
Name:	Lauren Silvernail	Name:	Ryan Incorvaia
Title:	Chief Financial Officer & VP Corporate Development	Title:	Relationship Manager

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